                                                                     EXHIBIT 2.2

                                SONIC SOLUTIONS

                             FINDER'S FEE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of this 27th day of February, 2001, by and among Sonic Solutions, a California corporation (the "Company"), Digitek Consulting Inc. ( "Digitek") and Dr. Panos Nasiopoulos, an individual and sole shareholder of Digitek ("Dr. Nasiopoulos").

     THE PARTIES AGREE AS FOLLOWS:

     1. Finder's Fee. In consideration for the efforts and work of Digitek in introducing the parties (the "Service") to the transaction involving the acquisition by the Company of the DVD business as contemplated by that certain Asset Purchase Agreement dated as of the date hereof between the Company and Daikin Industries Ltd., the Company hereby agrees to issue to Digitek, 100,000 shares of the Company's Common Stock (the "Shares") at an issue price of $1.50 per share (the "Issue Price"). The aggregate Issue Price for the Shares have been fully satisfied by the provision of the Service by Digitek to the Company. At the same time, issuance of the Shares is in full satisfaction of the Company's obligations to Digitek in connection with the Service. The Company shall forthwith cause to be delivered to Digitek a certificate representing the Shares and a Registration Rights Agreement in the form attached in Schedule A, duly executed by the Company.

     2.  Restrictions on Resale of Shares.

         2.1 Legends. Digitek understands and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), and that under the Act and other applicable laws Digitek may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT. THESE SECURITIES AND THE RIGHTS OF THE HOLDER OF THESE SECURITIES ARE SUBJECT TO AN AGREEMENT

          BETWEEN THE COMPANY AND THE HOLDER DATED FEBRUARY 27, 2001"

      3. Representations and Acknowledgments of Digitek and Dr. Nasiopoulos. Digitek and Dr. Nasiopoulos, jointly and severally, hereby represent, warrant, acknowledge and agree that:

          3.1 Organization and Authority. Digitek is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada. This Agreement and the Registration Rights Agreement entered into on the date hereof between the Company and Digitek and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action on behalf of Digitek. Dr. Panos Nasiopoulos is the sole shareholder of Digitek.

          3.2 Investment. The Shares are being acquired for investment for Digitek's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Digitek has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. By executing this Agreement, Digitek and Dr. Nasiopoulos further represent that neither of them have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

          3.3 Unregistered Securities. Digitek must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available, if applicable. Digitek will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

          3.4 Experience. Digitek represents that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares; (ii) it has received all the information requested from the Company and considers necessary or appropriate for deciding whether to obtain the Shares; (iii) it has had the opportunity to discuss the Company's business, management, and financial affairs with the Company's management, (iv) it has the ability to bear the economic risks of his prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the prospective investment.

     4. Representations and Acknowledgments of the Company. The Company hereby represents, warrants, acknowledges and agrees that:

         4.1 Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         4.2 Validity of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly authorized and issued and fully paid and non-assessable, provided, however, that such Shares shall be subject to restrictions on transfer under state and/or federal securities laws.

     5. Tax Advice. Digitek and Dr. Nasiopoulos acknowledge that they have not relied and will not rely upon the Company with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Digitek and Dr. Nasiopoulos assume full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

     6. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five (5) days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

          To the Company at:  Sonic Solutions
                              101 Rowland Way
                              Novato, CA 94545
                              Attn:  Chief Financial Officer

          To Digitek or Dr. Nasiopoulos at:

                              Digitek Consulting Inc.
                              206-5354 Yew Street
                              Vancouver, BC, V6M 3X7
                              Attn: Panos Nasiopoulos


     7. Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company, Digitek and Dr. Nasiopoulos; provided, however, that Digitek may not assign any rights or obligations under this Agreement. The Company's rights under this Agreement shall be freely assignable.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

     9. Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties related to the Shares.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first above written.

The Company:                  SONIC SOLUTIONS




                              By:  /s/ A. Clay Leighton
                                   -------------------------
                                   A. Clay Leighton


Digitek:                       DIGITEK CONSULTING INC.




                               By: /s/ Panos Nasiopoulos
                                   -------------------------
                                   Panos Nasiopoulos

                              Its: President
                                   -------------------------



Dr. Panos Nasiopoulos,
an individual:

                                   /s/ Dr. Panos Nasiopoulos
                                   -------------------------
                                   Dr. Panos Nasiopoulos

                                  Schedule A
                                  ----------

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 27, 2001, is made and entered into between Sonic Solutions, a California corporation (the "Company"), and Digitek Consulting Inc, a British Columbia, Canada corporation (the "Investor").

     WHEREAS, the Company, the Investor and Dr. Panos Nasiopoulos, the sole shareholder of the Investor, have entered into that certain Finder's Fee Agreement, dated as of the date hereof (the "Finder's Fee Agreement"), pursuant to which the Company has issued and the Investor has purchased 100,000 shares of the Company's Common Stock (the "Registrable Securities");

     WHEREAS, pursuant to the terms of, and in consideration for, the Investor's agreement to enter into the Finder's Fee Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Finder's Fee Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                              REGISTRATION RIGHTS

     Section 1.1  REGISTRATION STATEMENT.

          (a) Filing of Registration Statement.  Subject to the terms and
              --------------------------------
conditions of this Agreement, the Company shall file with the SEC a registration statement on Form S-3 or such other form acceptable to the SEC under the Securities Act of 1933, as amended (the "Securities Act") for the registration of the Registrable Securities for resale by the Investor to the public (the "Registration Statement") within fifteen (15) days following the date that the Company's independent auditors receive from Daikin Industries, Ltd. ("Daikin") all financial information related to the DVD business of Daikin acquired by the Company pursuant to the Asset Purchase Agreement of even date herewith between the Company and Daikin which are acceptable to such auditors (the "Filing Deadline").

          (b) Effectiveness of the Registration Statement.  The Company shall
              -------------------------------------------
use its reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable and to ensure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

          (c) Deferral and Suspension.  If the Company shall furnish to the
              -----------------------
Investor notice signed by the Chairman and Chief Executive Officer of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such

Registration Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus) (a "Blackout Notice"), the Company shall have the right to defer such filing (or suspend such effectiveness) immediately for a period of not more than thirty (30) days beyond such the date by which such Registration Statement was otherwise required to be filed (or required to remain in effect). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) and therefore essential to defer such filing (or suspend such effectiveness) and agrees to suspend any disposition of the Registrable Securities pursuant to any such Registration Statement immediately for a period of not more than thirty (30) days upon receipt of such notice. The Company may not utilize any of its rights under this
Section 1.1(c) to defer the filing of a Registration Statement (or suspend its effectiveness) more than once in any eighteen (18) month period.

                                   ARTICLE II
                            REGISTRATION PROCEDURES

     Section 2.1. FILINGS; INFORMATION. The Company will effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this
Agreement:

          (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use reasonable efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise); (iii) as expeditiously as possible, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by Section 1.1(b); (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement;
(v) act in good faith and use reasonable efforts to take all actions that (A) will facilitate the Registration Statement to be filed and declared effective as expeditiously as possible or (B) are reasonably necessary to implement the intentions of the parties set forth in this Agreement.

          (b) The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement.

          (c) If so requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with the filing of a Registration Statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (a "Shelf Registration"), the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

          (d) In connection with the filing of a Shelf Registration, and in connection with any underwritten public offering of the Registrable Securities, the Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or Stocks acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provision and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The Company shall also use its reasonable efforts to furnish, on the date that the Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (e) No less than five (5) Trading Days prior to filing the Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter deliver to the Investor and its counsel, in accordance with the notice provisions of Section 4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (f) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

          (g) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (h) The Company shall use its reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

          (i) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for additional information, amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

          (j) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

          (k) The Company shall appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

          (l) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers. The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

     Section 2.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers,
(ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) premiums and other costs of policies of insurance obtained at the discretion of the Company against liabilities arising out of any public offering of the Registrable Securities being registered, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

                                  ARTICLE III
                        INDEMNIFICATION AND CONTRIBUTION

     Section 3.1. INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Investor expressly for use therein, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus delivered by the Company to the Investor with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and provided further, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

     Section 3.2. INDEMNIFICATION BY THE INVESTOR. To the extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees and duly authorized agents, and each Controlling Person, from and against any Damages, joint or several, and any action or proceeding in respect thereof to which the Company, its partners, affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Company, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 3.2 exceed the net proceeds from the offering received by the Investor.

     Section 3.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section
3.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section
3.1 or 3.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section
3.1 or 3.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     Section 3.4. OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article III (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

     Section 3.5.  CONTRIBUTION.  If the indemnification provided for in this
Article III is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this
Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.5, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1. NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement, except to the extent such agreements are disclosed in documents filed with the SEC by the Company under the Exchange Act and except in connection with the shares of stock issued pursuant to the Asset Purchase Agreement between the Company and Daikin entered into on the date hereof.

     Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities (i) have been disposed of pursuant to the Registration Statement,
(ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor; provided, however, that such registration rights shall not terminate sooner than two years following the date hereof. Notwithstanding the foregoing, paragraph (c) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

     Section 4.3. RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

     Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

     Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder; provided further that such holder is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act. This Agreement, together with the Finder's Fee Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     Section 4.7. SEPARABILITY. If any provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 4.8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, by recognized expedited delivery service, or by facsimile (with confirmation copies of any facsimile notice to be provided by at least one other method of delivery permitted hereunder), or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

     To Investor at:          Digitek Consulting Inc.
                              206-5443 Yew Street
                              Vancouver, BC, V6M 3X7
                              Att: Dr. Panos Nasiopoulos

     with a copy (which shall not constitute notice) to:

                              McCarthy Tetrault
                              P.O Box 10424
                              Pacific Centre, Suite 1300
                              777 Dunsmuir Street
                              Vancouver, B.C.
                              Canada V7Y 1K2
                              Attn: Tim McCafferty

                              Cooley Godward LLP
                              3000 El Camino Real
                              Palo Alto, CA 94306
                              Attn: Thomas M. Shoesmith

     To the Company  at:      Sonic Solutions
                              101 Rowland Way
                              Novato, California 94945
                              Attn: Chief Financial Officer

     with a copy (which shall not constitute notice) to:

                              Heller Ehrman White & McAuliffe LLP
                              2500 Sand Hill Road, Suite 100
                              Menlo Park, California 94025
                              Attn:  Kyle Guse

     or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

     Section 4.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents. The parties hereby waive trial by jury in connection with any action or suit under this Agreement or otherwise arising from the relationship between the parties hereto.

     Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     Section 4.13. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SONIC SOLUTIONS

By:
   ---------------------------------------
     A. Clay Leighton
     Senior Vice President


DIGITEK CONSULTING INC.


------------------------------------------
By:  Panos Nasiopoulos
Its: